UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2005 (May 3, 2005)

National HealthCare Corporation
(Exact name of Registrant as specified in its charter)

Delaware	001-13489	52-2057472
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of National HealthCare Corporation (AMEX: NHC) announced today that a majority of the members of the Board of directors are independent.

The Board of Directors of National HealthCare Corporation announces that at the Board Meeting on May 3, 2005, prior to the Annual Meeting, the Board found that Director Richard F. LaRoche, Jr. now meets the American Stock Exchange requirements of "independence" due to the expiration of three years since his employment as an executive officer of NHC. The Board has previously determined Directors J. Paul Abernathy, Emil H. Hassan and Lawrence C. Tucker are independent; therefore, with Mr. LaRoche becoming independent, there are four independent directors. The remaining three directors of National HealthCare Corporation are not independent, either by their position as an officer of the Company or because of a brother-in-law relationship. Those directors are W. Andrew Adams, Robert G. Adams and Ernest G. Burgess, III, brother-in-law to W. Andrew Adams.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National HealthCare Corporation

By: /s/ Robert G. Adams
Name: Robert G. Adams
Title: Chief Executive Officer

Date: May 4, 2005